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As filed with the Securities and Exchange Commission on June 27, 2002

Registration No. 333-57744

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL RIVER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	7375 (Primary Standard Industrial Classification Code Number)	41-1901640 (I.R.S. Employer Identification No.)

9625 W. 76th Street, Suite 150
Eden Prairie, MN 55344
(612) 253-1234
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

Joel A. Ronning
Chief Executive Officer
Digital River, Inc.
9625 W. 76th Street, Suite 150
Eden Prairie, MN 55344
(612) 253-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Michael J. Sullivan
Virginia C. Edwards
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

Deregistration Of Securities

        On March 28, 2001, we filed a Registration Statement on Form S-3 (File No. 333-57744, the "Registration Statement") covering 2,880,368 shares of our common stock to be sold from time to time by ConnectInc.com, Co. ("ConnectInc"), a wholly owned subsidiary of Calico Commerce, Inc. ("Calico") and one of our stockholders. The Registration Statement was filed in order to register shares of our common stock issued or to be issued to ConnectInc.com pursuant to an asset purchase agreement we entered into on March 20, 2001 with Calico and ConnectInc. We are deregistering 1,190,260 shares of our common stock previously registered pursuant to the Registration Statement as part of a contingent earnout ConnectInc was eligible to receive.

        In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to remove from registration all of the shares that have not been earned by ConnectInc and therefore cannot be sold under this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on June 27, 2002.

DIGITAL RIVER, INC.
By:	/s/ JOEL A. RONNING Joel A. Ronning Chief Executive Officer, Member of the Office of President and Director

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capabilities and on the date indicated.

Signature	Title	Date

/s/ JOEL A. RONNING Joel A. Ronning	Chief Executive Officer, Member of the Office of President and Director (Principal Executive Officer)	June 27, 2002
/s/ CARTER D. HICKS Carter D. Hicks	Chief Financial Officer [andTreasurer] (Principal Financial and Accounting Officer)	June 27, 2002
* Perry W. Steiner	Director	June 27, 2002
* William Lansing	Director	June 27, 2002
* Thomas F. Madison	Director	June 27, 2002
* Frederic Seegal	Director	June 27, 2002
* J. Paul Thorin	Director	June 27, 2002
* Timothy C. Choate	Director	June 27, 2002
By:	/s/ JOEL A. RONNING
Joel A. Ronning (Attorney-in-fact)

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Deregistration Of Securities
SIGNATURES